EXHIBIT 99.1

Shore Bank Names Belote President and Chief Executive Officer

NORFOLK, Va., June 26, 2009 (GLOBE NEWSWIRE) -- Hampton Roads Bankshares, Inc. (Nasdaq:HMPR), the financial holding company for Bank of Hampton Roads and Shore Bank, is pleased to announce that the Board of Directors of Shore Bank has named Steven M. Belote as the Bank's new President and Chief Executive Officer.

Belote is a Certified Public Accountant and past Chief Financial Officer and Senior Vice President of Shore Financial Corporation, which was acquired by Hampton Roads Bankshares in May 2008. After the acquisition, he continued to serve as the Chief Financial Officer of Shore Bank.

After receiving a Bachelor's of Science Degree in Accounting from Virginia Tech University, Belote spent seven years working in Washington, DC with BDO Seidman, LLP, a large international public accounting and consulting firm. An Eastern Shore native, he returned to the area in 1995 and joined Shore Bank. He has been involved in various organizations, including past President and current Board member of the Melfa Rotary Club, past Chairman of the Eastern Shore Chamber of Commerce Education Committee, past member of the Eastern Shore Chamber of Commerce Board of Directors, current Treasurer of the Eastern Shore Chamber of Commerce, current member of the Bay Beyond (Blue Crab Bay Co.) Advisory Board, past Treasurer and Finance Chairman of the Eastern Shore Yacht and County Club, past Chairman of the American Cancer Society Annual Golf Tournament, past President and board member of the Virginia Tech Alumni Association-Eastern Shore Chapter, past Chairman and President of the Eastern Shore of Virginia United Way Campaign, current member of the Eastern Shore Christian Businessmen Association, current Council Board member and Finance Committee Chairman of the Market Street United Methodist Church, current member of the Maryland Financial Bank Advisory Board and past Chairman of the Virginia Bankers Association CFO Committee.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987 and Shore Bank, which opened in 1961. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates thirty banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and twenty-two ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

CONTACT:  Hampton Roads Bankshares, Inc.
          Tiffany K. Glenn, Executive Vice President, Investor
           Relations Officer
          (757) 217-1000